EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 (the "Report") of Lehman Brothers Holdings Inc. (the "Company") for the registration of 56,000,000 shares of the Company's Common Stock, par value $0.10 per share, pertaining to the Company's Employee Incentive Plan and 11,000,000 shares of the Company's Common Stock, par value $0.10 per share, pertaining to the Company's 1996 Management Ownership Plan, of our report dated January 4, 2001 with respect to the consolidated financial statements and financial statement schedule of the Company incorporated by reference or included in its Annual Report on Form 10-K for the year ended November 30, 2000, filed with the Securities and Exchange Commission. We also consent to the incorporation by reference of the Report in the related Prospectus of the Company, and to the reference therein to our firm as experts under the caption "independent Accountants."

                                                      /S/ ERNST & YOUNG LLP
                                                      Ernst & Young LLP

New York, New York
April 18, 2001


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